UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of principal executive offices) (zip code)

(843) 971-4848
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

Effective October 26, 2009, the board of directors of the Company appointed Thomas O’Brien as the Company’s President.  Mr. O’Brien already sits on the Company’s board of directors.

Thomas O’Brien, President, Director

Mr. O’Brien, age 62, has more than twenty (20) years of general management experience in the medical device industry. He has special expertise in domestic and international sales, marketing and distribution of high technology medical systems and services. He has held executive positions with medical industry leaders such as Pfizer, Toshiba, and Johnson and Johnson owned Technicare Corporation. In 1995 he joined Spectrum Technology, a cosmetic laser company, as Vice President of Sales and Marketing. Spectrum was acquired by Palomar Corporation in 1996, and Mr. O’Brien went on to become Executive Vice President Sales & Marketing for all of the Palomar companies. In 1996/1997 he became the President and CEO of Cosmetic Technology International, a Palomar Company.  Cosmetic Technology International was a cosmetic laser center business operating worldwide. Mr. O’Brien served as the President and CEO of BioTrack, Inc. which has developed a device for the localization of breast cancer.  He has also served as the CEO of Medical Online, Inc., an online internet medical consulting company.  Mr. O’Brien most recently served as the CEO of Energist America, a subsidiary of Energist-International, a cosmetic device company based in Wales, UK.  He has received a B.S. in foreign languages from the University of Maryland, served in the U.S. Air Force Security Service and also at the National Security Agency as a Chinese linguist.

Family Relationships

Mr. O’Brien does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Pursuant to an employment agreement, dated October 26, 2009 (the “Employment Agreement”), Mr. O’Brien was appointed as the Company’s President.  The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The initial term of the Employment Agreement is for a period of three years with a minimum base salary of one hundred and eighty thousand dollars ($180,000) per year of employment.  In addition, Mr. O’Brien is entitled to stock options to purchase three million five hundred thousand (3,500,000) shares of the Company’s common stock (the “Options”) under and pursuant to the Company’s 2007 Stock Option Plan (the “2007 Plan”) previously registered on Form S-8 under the Securities Act of 1993.  The Options shall have a purchase price of $0.55 per share of common stock for a period of three years.  Additionally, Mr. O’Brien will receive five hundred thousand (500,000) shares of the Company’s Series 2006 Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutions Medical Corporation

Dated: November 18, 2009	By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet Title: Chief Executive Officer